UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2012
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2012, CAI International, Inc. (the “Company”) and Container Applications Limited (“CAL”) entered into Amendment No. 4 to that certain Second Amended and Restated Revolving Credit Agreement (the “Fourth Amendment”) by and among the Company, CAL, the Guarantors listed on the signature page thereto, Bank of America, N.A., the other lending institutions party thereto, and Union Bank of California, N.A., to amend certain provisions of the Second Amended and Restated Credit Agreement, dated September 25, 2007 (as amended by Amendment No. 1 dated February 26, 2008, Amendment No. 2 dated August 20, 2010 and Amendment No. 3 dated June 27, 2011, and as supplemented by those certain Notices Regarding Increase of Facility Amount and related documentation dated May 27, 2008, October 19, 2011 and January 25, 2012, the “Revolving Credit Agreement”).  Among other things, the Fourth Amendment amends the Revolving Credit Agreement to (i) increase the commitment level from $390 million to $475 million and (ii) allow for a separate credit facility of up to $85 million for CAI Rail Inc. (“CAI Rail”).

On April 11, 2012, CAL and the Company entered into a Term Loan Agreement by and among CAL, the Company as Guarantor, the lending institutions from time to time listed on Schedule 1 thereto, SunTrust Bank, as Administrative Agent, and SunTrust Robinson Humphrey, Inc., as Sole Lead Arranger and Bookrunner (the “SunTrust Term Loan”).  The SunTrust Term Loan provides for a five year term loan to CAL of an aggregate of $60 million, subject to certain borrowing conditions, which amount is secured by certain assets of the Company and CAL and is guaranteed by the Company. The outstanding principal amounts under the SunTrust Term Loan bear interest at the rate of LIBOR plus 2.5%, amortized quarterly, and require quarterly payments equal to 1.75% multiplied by the outstanding principal amount at such time.  The SunTrust Term Loan contains customary affirmative and negative covenants, representations and warranties, and events of default, which are subject to certain conditions and exceptions. The full $60 million was drawn at closing and was used to repay outstanding amounts under the Revolving Credit Agreement.  All unpaid amounts then outstanding are due and payable on April 11, 2017.

On April 12, 2012, CAL and the Company entered into a Second Amendment to the Term Loan Agreement (the “Second Amendment”) by and among CAL, the Company and the other Guarantors listed on the signature pages thereto, the lending institutions from time to time listed on the signature pages thereto, ING Bank N.V., as Administrative Agent, and ING Bank N.V., acting as Mandated Lead Arranger and Physical Bookrunner, to amend the Term Loan Agreement, dated December 20, 2010 (as amended by the Amendment to the Loan Agreement dated March 11, 2011, the “ING Facility”).  Among other things, the Second Amendment amends the ING Facility to allow for a separate credit facility of up to $85 million for CAI Rail.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the various agreements which are filed with this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1
Amendment No. 4 to that certain Second Amended and Restated Revolving Credit Agreement, dated April 10, 2012, among CAI International, Inc., Container Applications Limited, the Guarantors listed on the signature pages thereto, the various lending institutions party thereto, Bank of America, N.A. as administrative agent, and Union Bank of California, N.A. as documentation agent.

99.2	Term Loan Agreement, dated April 11, 2012, among Container Applications Limited, CAI International, Inc., the Lenders listed on Schedule I thereto, SunTrust Bank and SunTrust Robinson Humphrey, Inc.

99.3
Second Amendment to the Term Loan Agreement, dated April 12, 2012, among Container Applications Limited, CAI International, Inc., the other Guarantors listed on the signature pages thereto, the Lenders listed on the signature pages thereto, and ING Bank N.V. Container Applications Limited, CAI International, Inc., and the other Guarantors listed on the signature pages thereto, the Lenders listed on the signature pages thereto, and ING Bank N.V.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2012	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Amendment No. 4 to that certain Second Amended and Restated Revolving Credit Agreement, dated April 10, 2012, among CAI International, Inc., Container Applications Limited, the Guarantors listed on the signature pages thereto, the various lending institutions party thereto, Bank of America, N.A. as administrative agent, and Union Bank of California, N.A. as documentation agent.

99.2	Term Loan Agreement, dated April 11, 2012, among Container Applications Limited, CAI International, Inc., the Lenders listed on Schedule I thereto, SunTrust Bank and SunTrust Robinson Humphrey, Inc.

99.3
Second Amendment to the Term Loan Agreement, dated April 12, 2012, among Container Applications Limited, CAI International, Inc., the other Guarantors listed on the signature pages thereto, the Lenders listed on the signature pages thereto, and ING Bank N.V. Container Applications Limited, CAI International, Inc., and the other Guarantors listed on the signature pages thereto, the Lenders listed on the signature pages thereto, and ING Bank N.V.